Exhibit 10.2

DIRECTOR SUPPORT AGREEMENT

THIS DIRECTOR SUPPORT AGREEMENT (this “Agreement”), dated as of January 27, 2026, is made and entered into by and among Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), Prosperity Bank, a Texas banking association and wholly-owned subsidiary of Prosperity (“Prosperity Bank”), Stellar Bancorp, Inc., a Texas corporation (the “Company”), Stellar Bank, a Texas banking association and wholly-owned subsidiary of the Company (“Stellar Bank” together with the Company, Prosperity and Prosperity Bank, and their respective subsidiaries and affiliates, the “Covered Entities”), and [•], an individual residing in the State of Texas (the “Undersigned”).

WHEREAS, concurrently herewith, Prosperity and the Company are entering into that certain Agreement and Plan of Merger (as such agreement may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which the Company will merge with and into Prosperity, with Prosperity as the surviving entity (the “Merger”); and

WHEREAS, the term “Company” as used in this Agreement with respect to time periods after the effective time of the Merger as specified in the certificate of merger to be filed with the Secretary of the State of Texas pursuant to the Merger Agreement (the “Effective Time”), shall mean Prosperity, as successor to the Company in the Merger; and

WHEREAS, the Undersigned is a shareholder of the Company and a director of the Company; and

WHEREAS, the Merger Agreement contemplates that immediately after the Effective Time, Stellar Bank will merge with and into Prosperity Bank, with Prosperity Bank as the surviving entity (the “Bank Merger”); and

WHEREAS, the term “Stellar Bank” as used in this Agreement with respect to time periods after the effective time of the Bank Merger, shall mean Prosperity Bank, as successor to Stellar Bank in the Bank Merger; and

WHEREAS, the Merger Agreement contemplates that this Agreement shall be executed by the Undersigned contemporaneously with the execution of the Merger Agreement; and

WHEREAS, the Undersigned will, in the Undersigned’s capacity as a shareholder of the Company, receive pecuniary and other benefits as a result of the Merger; and

WHEREAS, the Undersigned, as a director of the Company, has had access to certain Confidential Information (as defined below), including information concerning the Company’s and Stellar Bank’s business and the relationships between the Company and Stellar Bank, and their respective subsidiaries and customers; and

WHEREAS, the Undersigned, through the Undersigned’s association with the Company and Stellar Bank, has obtained knowledge of the trade secrets, customer goodwill and proprietary information of the Company and Stellar Bank and their respective businesses, which trade secrets, customer goodwill and proprietary information constitute a substantial asset to be acquired by Prosperity; and

WHEREAS, the Undersigned recognizes that Prosperity would not have entered into the Merger Agreement without the Undersigned agreeing to the terms and conditions of this Agreement; and

WHEREAS, any capitalized term not defined herein shall have the meaning set forth in the Merger Agreement.

NOW, THEREFORE, based upon the valuable consideration that the Undersigned will receive as a shareholder of the Company as a result of the Merger, and for and in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Definition. For purposes of this Agreement, “Confidential Information” means and includes each of the Covered Entities’ confidential or proprietary information or trade secrets, including those of its subsidiaries, including all information not generally known to the public, in spoken, printed, electronic or any other medium, including the following confidential information regarding past and current customers, investors, business affiliates, employees and contractors: strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and other such confidential or proprietary information. Confidential Information includes any such information that the Undersigned may originate, learn, have access to or obtain, whether in tangible form or memorized. The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to or known to the public, other than by a breach of this Agreement by the Undersigned, (b) was available to the Undersigned, prior to disclosure by a Covered Entity, on a non-confidential basis from a source other than a Covered Entity and such source is not known (after due inquiry) by the Undersigned to be subject to any fiduciary, contractual or legal obligations of confidentiality, (c) was independently acquired or developed without any use of the Confidential Information and without otherwise violating any obligations of this Agreement, or (d) is disclosed with the prior written consent of Prosperity or a Prosperity Subsidiary.

2.            Non-Disclosure and Non-Use. The Undersigned agrees that for the period beginning on the date hereof and continuing until the date that is two (2) years after the Effective Time of the Merger (the “Non-Disclosure Period”), the Undersigned will not disclose or use Confidential Information of a Covered Entity, other than for the benefit of such Covered Entity or its affiliates in the Undersigned’s capacity as a director thereof in the ordinary course consistent with past practice. The Undersigned also agrees that the Undersigned shall deliver promptly to the Company at any time at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time that include Confidential Information of the Company or its affiliates.

3.            Non-Solicitation Obligations. The Undersigned agrees that, for the period (the “Non-Solicitation Period”) beginning on the Closing Date and continuing until the date that is two (2) years after the Effective Time of the Merger, the Undersigned will not, in any capacity, directly or indirectly:

a)	solicit business from an individual or entity who is a customer of a Covered Entity as of the date hereof or immediately prior to the Effective Time on behalf of any other insured depository institution or holding company thereof or other entity for the purpose of providing banking services that are substantially similar to the services offered by a Covered Entity as of the Closing Date to such individual or entity;

b)	hire, retain, solicit for hire or induce to leave employment any individual who was within the six (6) months preceding the Closing Date an employee of a Covered Entity; provided, however, nothing in this Section 3(b) (i) applies to employment other than on behalf of any other insured depository institution or holding company thereof or other entity that provides banking services that are substantially similar to the services offered by a Covered Entity as of the Closing Date, or (ii) prohibits the Undersigned from hiring any such person who (A) is terminated by a Covered Entity or who has voluntarily resigned from employment by a Covered Entity without direct or indirect solicitation by the Undersigned, provided at least six (6) months have elapsed from the date the person’s employment ended with a Covered Entity, (B) responds to any general advertisement appearing in a newspaper, magazine or trade publication without direct or indirect solicitation by the Undersigned, or (C) is a referral made by a placement agency or service so long as such placement agency or service has not been instructed by the Undersigned to solicit from a Covered Entity; and

c)	encourage, facilitate or assist any other individual or entity in any of the foregoing activities.

The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect Prosperity’s acquisition of the Company and the goodwill thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of the Company or Stellar Bank and the Undersigned’s relationship with the customers of the Company or Stellar Bank. The Undersigned agrees that the Undersigned’s promises in this Section 3 are reasonable and reasonably necessary to protect the legitimate business interest of the Covered Entities.

4.            Release.

a)	Effective at and as of the Effective Time, the Undersigned, on the Undersigned’s behalf and on behalf of the Undersigned’s heirs, executors, administrators, agents, successors and assigns (collectively, the “Undersigned Group Persons”) hereby irrevocably and unconditionally releases, waives, acquits and forever discharges the Covered Entities and their respective successors, predecessors, parents, subsidiaries, affiliates and other related entities, and all of their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives, other than the Undersigned and any Undersigned Group Person (each, a “Released Party” and collectively, the “Released Parties”) from any and all manners of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known and unknown, matured or unmatured, direct or derivative, liquidated or unliquidated, in each case, in law or equity, now existing or that may arise after the date hereof (each a “Claim” and collectively, the “Claims”), relating to, arising out of or in connection with the Company or Stellar Bank and their respective businesses or assets, including any Claims arising out of or resulting from the Undersigned’s status, relationship, affiliation, rights, obligations and duties as a director, officer, employee or security holder of the Company or Stellar Bank, as the case may be, for all periods occurring prior to the Effective Time; provided, however, that a Released Party shall not be released from any of its obligations or liabilities to the Undersigned or any of the Undersigned Group Persons: (i) if the Undersigned is a director or an employee of the Company or any of its Subsidiaries, from any claims for payment for any accrued, vested and unpaid compensation, (ii) if the Undersigned is a director or an employee of the Company or any of its Subsidiaries, from benefits under a Stellar Benefit Plan set forth on Section 3.11(a) of the Stellar Disclosure Schedule, (iii) as to any rights of indemnification pursuant to the certificate of formation, articles of incorporation or articles of association and bylaws, as amended, of the Company and Stellar Bank, pursuant to any applicable contractual rights (including under the Merger Agreement) or insurance policies, or available at law or in equity, (iv) under any existing liability insurance policies or extended coverage or tail or run-off liability insurance policies purchased by the Company or any of its Subsidiaries for the benefit of the Undersigned prior to the Closing pursuant to Section 6.7 of the Merger Agreement, (v) in connection with any deposits, loans or similar accounts of the Undersigned or the Undersigned Group Persons at Stellar Bank or Prosperity Bank, or (vi) solely in the Undersigned’s capacity as a shareholder of the Company and/or holder of a Stellar Equity Award, the Undersigned’s entitlement to receive (A) the applicable amount of the Per Share Merger Consideration (including for Stellar Restricted Stock Awards or Stellar Performance Stock Awards, if any, pursuant to Section 1.8(b) and Section 1.8(c) of the Merger Agreement and/or (B) the cash payment for In-the-Money-Options or Stellar Performance Unit Awards, if any, pursuant to Section 1.8(a) and Section 1.8(d) of the Merger Agreement, as applicable and in each case, in accordance with and subject to the terms and conditions of the Merger Agreement.

b)	The Undersigned hereby represents and warrants in his/her capacity as a director, officer, employee, agent, representative or security holder of the Company or Stellar Bank, as applicable, that the Undersigned has no knowledge of any Claims that the Undersigned or any Undersigned Group Person has or would reasonably be expected to have against the Released Parties.

5.            Consideration. In consideration for the above obligations of the Undersigned, in addition to those matters set forth in the Recitals to this Agreement, the Undersigned acknowledges that the Undersigned may receive access to new Confidential Information relating to the Company’s business, which will become Prosperity’s business after the Effective Time, in a greater quantity or expanded nature than that already provided to the Undersigned. The Undersigned also acknowledges that the Undersigned will have access to, or knowledge of, new Confidential Information of third parties, including actual and potential customers, suppliers, partners, joint venturers, investors, and financing sources of the Company and Stellar Bank prior to the Merger and of Prosperity and Prosperity Bank after the Effective Time.

6.            Specific Performance. The Undersigned acknowledges that the Covered Entities would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants made by the Undersigned contained in this Agreement were not performed by the Undersigned in accordance with their terms or otherwise were breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, each of the Company, Stellar Bank, Prosperity and Prosperity Bank shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches by the Undersigned of such performance and to specific enforcement of such covenants in addition to any other remedy to which the Company, Stellar Bank, Prosperity and Prosperity Bank and their respective affiliates may be entitled, at law or in equity.

7.            Tolling. In the event that the Company, Stellar Bank, Prosperity or Prosperity Bank shall file a lawsuit in any court of competent jurisdiction alleging a breach of the non-solicitation provisions of this Agreement by the Undersigned, then any time period set forth in this Agreement including the time periods set forth above, will be extended one month for each month the Undersigned was in breach of this Agreement, so that the Company, Stellar Bank, Prosperity or Prosperity Bank is provided the benefit of the full Non-Solicitation Period.

8.            WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9.            Effectiveness; Termination. This Agreement is executed in connection with the execution and delivery of the Merger Agreement. This Agreement shall terminate and be of no further force and effect upon the termination of the Merger Agreement pursuant to its terms prior to the consummation of the transactions contemplated thereby.

10.            Controlling Law; Jurisdiction.

a)	This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any applicable conflicts of law principles.

b)	Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby in the Texas Business Court (Tex. Govt. Code 25(a) for the Eleventh Judicial Division with venue in Harris County, Texas, or if the Texas Business Court declines to accept jurisdiction over a particular matter, in the United States District Court for the Southern District of Texas (Houston Division) (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 11.

11.            Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail (provided, that no notice is received by the e-mail sender within twelve (12) hours thereafter indicating that such e-mail was undeliverable or otherwise not delivered), (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Prosperity, Prosperity Bank, the Company or Stellar Bank, in accordance with Section 9.5 of the Merger Agreement, respectively, and if to the Undersigned, to the address set forth on the Undersigned’s signature page hereto.

12.            Representation by Counsel; Interpretation. The Undersigned hereby represents and warrants that the Undersigned has full power and authority to enter into, execute and deliver this Agreement, all proceedings required to be taken to authorize the execution, delivery and performance of this Agreement and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Agreement constitutes a valid and binding obligation of the Undersigned. The Undersigned further represents and warrants that the Undersigned has entered into this Agreement, including the releases in Section 4, freely of the Undersigned’s own accord and without reliance on any representations of any kind of character not set forth herein. The Undersigned enters into this Agreement after the opportunity to consult with the Undersigned’s own legal counsel. Accordingly, any rule of law, including the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

13.            Entire Agreement; Amendment. The Merger Agreement, each Voting Agreement, dated as of the date hereof, by and among Prosperity and the director of Stellar party thereto, and this Agreement represents the entire understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall not be amended, modified, or altered in any manner except in writing signed by the parties hereto.

14.            Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force; provided that the purpose of the Agreement can be effected. To the fullest extent, however, that the provisions of such applicable law may be waived by the Undersigned, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

15.            Successors and Assigns; Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

16.            Counterparts. This Agreement may be executed in multiple counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

17.            Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

By:
Name:	Robert R. Franklin, Jr.
Title:	Chief Executive Officer

STELLAR BANK:

By:
Name:	Robert R. Franklin, Jr.
Title:	Executive Chairman

PROSPERITY BANCSHARES, INC.:

By:
Name:	Charlotte M. Rasche
Title:	EVP and General Counsel

PROSPERITY BANK:

By:
Name:	Charlotte M. Rasche
Title:	Senior EVP and General Counsel

[Signature Page to Director Support Agreement]

UNDERSIGNED:

Address:

[Signature Page to Director Support Agreement]